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                                                                     Exhibit 5.1


                    Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                          New York, New York 10036-6522


                                                               November 30, 2005

US Airways Group, Inc.
111 West Rio Salado Parkway
Tempe, Arizona 85281

Re:      US Airways Group, Inc.
         Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to US Airways Group, Inc., a Delaware corporation (the "Company"), and as such have acted as legal counsel for the Company in connection with the public offering (the "Offering") by certain selling stockholders of the Company (the "Selling Stockholders") named in the Registration Statement referred to below of $143,750,000 aggregate principal amount at maturity of the 7% Senior Convertible Notes due 2020 (the "Notes"), shares (the "Shares") of the Company's common stock ("Common Stock"), par value $0.01 per share, to be issuable upon conversion of the Notes, and of such additional shares of Common Stock as may thereafter by issuable as a result of anti-dilution adjustments under the Notes.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the "Securities Act").

In rendering the opinion set forth herein, we have examined originals or copies of (i) the Registration Statement on Form S-3, as filed by the Company with Securities and Exchange Commission (the "Commission"), as amended to date, to register the Notes and the Shares (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the Registration Rights Agreement, dated as of September 30, 2005, between the Company, America West Airlines, Inc., and US Airways, Inc., as guarantors, and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as initial purchaser; (iii) the Indenture (the "Indenture"), dated as of September 30, 2005, between the Company, America West Airlines, Inc., and US Airways, Inc. and U.S. Bank National Association, as trustee; (iv) the form of the Notes; (v) the Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect; (vi) the Amended and Restated Bylaws of the Company, as amended to date and currently in effect; and (vii) resolutions of the Board of Directors of the Company relating to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other



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representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinion set forth below, we have assumed that the Company has received the entire amount of the consideration contemplated by the resolutions of the Board of Directors of the Company (or any committee thereof) authorizing the issuance of the Shares (other than such of the Shares that were issued as a stock dividend, for which no consideration was required). As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon and subject to the foregoing, we are of the opinion that (i) the Notes have been duly authorized by the Company and are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by
(1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (ii) when the Shares have been issued upon conversion of the Notes in accordance with the terms of the Indenture, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit
5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                          Very truly yours,



                          /s/ Skadden, Arps, Slate, Meagher & Flom LLP



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